Exhibit 10.56

INDEMNITY AGREEMENT

THIS AGREEMENT made as of the      day of                             , 2008.

BETWEEN:
— [INSERT NAME OF DIRECTOR OR OFFICER]

(hereinafter referred to as the “Indemnified Party”)
AND:
Neuromed Pharmaceuticals Ltd.
Suite 301 – 2389 Health Sciences Mall, UBC
Vancouver, BC V6T 1Z4

(hereinafter referred to as the “Company”)

WHEREAS:

A.	the Company is a company existing under the laws of the Province of British Columbia;

B.	the Indemnified Party is an officer and/or director of the Company and is or may become an officer and/or director of another company (an “Affiliate Company”) either at the request of the Company or at a time when such company is an affiliate of the Company. For the purposes of this Agreement, a company is affiliated with another company if (a) one of them is a subsidiary of the other; (b) both of them are subsidiaries of the same company; or (c) each of them is controlled by the same person (a company is controlled by a person if that person holds 50% or more of the voting rights attached to all of the outstanding voting securities of that company); and

C.	the Company wishes to provide an indemnity to the Indemnified Party on the terms and conditions hereinafter contained.

NOW THEREFORE in consideration of the Indemnified Party acting as a director and/or officer of the Company and/or of an Affiliate Company, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Agreement to Serve

1.01	The Indemnified Party agrees to serve or continue to serve as a director or officer of the Company (in the case of an officer of the Company, at the will of the Company or under a separate contract, if any such contract exists or shall hereafter exist) and/or as a director or officer of an Affiliate Company honestly and in good faith with a view to the best interests of the Company or an Affiliate Company so long as he is duly elected, appointed or employed and qualified in accordance with the provisions of the Business Corporations Act (British Columbia) (the “Act”) and the Articles of the Company or Affiliate Company as the case may be; provided, however, that (i) the Indemnified Party may at any time and for any reason resign from such position (subject to any contractual obligations which the Indemnified Party shall have assumed apart from this Agreement), and (ii) neither the Company nor any Affiliate Company shall have any obligation under this Agreement to continue the Indemnified Party in any such position.

2.	Indemnification

2.01	Subject to subsection 2.03 below and any limitations contained in the Act, the Company covenants and agrees to indemnify and hold harmless the Indemnified Party to the fullest extent permitted by law, (including but limited to the indemnity under the Act) from and against any and all Losses which the Indemnified Party may reasonably suffer, sustain, incur or be required to pay in respect of any Claim, provided that the indemnity provided for in this Section 2.01 will only be available if:

(a)	the Indemnified Party was acting honestly and in good faith with a view to the best interests of the Company or Affiliate Company, as the case may be; and

(b)	in the case of an action or proceeding that is not a civil action or proceeding, the Indemnified Party had reasonable grounds for believing that the Indemnified Party’s conduct in respect of which the action or proceeding in question was brought was lawful.

For the purposes of this Agreement, “proceeding” shall include any civil, criminal, administrative or investigative or other proceeding of any nature or kind in which the Indemnified Party is involved because of the Indemnified Party’s association with the Company; “Losses” means all costs, charges, expenses, losses, damages, fees (including any legal, professional or advisory fees or disbursements), liabilities, amounts paid to settle or dispose of any Claim or satisfy any judgment, fines, penalties or liabilities, without limitation, and whether incurred alone or jointly with others, including any amounts which the Indemnified Party may reasonably suffer, sustain, incur or be required to pay in respect of the investigation, defence, settlement or appeal of or preparation for any Claim or with any action to establish a right to indemnification under this Agreement, and for greater certainty, includes all taxes, interest, penalties and related outlays of the Indemnified Party arising from any indemnification of the Indemnified Party by the Company pursuant to this Agreement and “Claim” includes any civil, criminal, administrative or investigative or other proceeding of any nature or kind in which the Indemnified Party is involved because of the Indemnified Party’s association with the Company or an Affiliate Company.

2.02	Notwithstanding any other provision of this Agreement, the indemnities provided in this Agreement shall apply to the Indemnified Party in respect of facts arising during the time the Indemnified Party was a director or officer of the Company or of an Affiliate Company of which the Company was then a shareholder and, in respect of such Affiliate Company, the Company had designated the Indemnified Party as its nominee director or officer.

2.03	Notwithstanding any other provision herein, but subject to the Act, the Indemnified Party is entitled to an indemnity from the Company in respect of all costs, charges and expenses reasonably incurred by the Indemnified Party in connection with the defence of any Claim, if the Indemnified Party:

(a)	was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the Indemnified Party ought to have done; and

(b)	fulfills the conditions set out in Sections 2.01(a) and (b) above.

2.04	No indemnification of the Indemnified Party shall be made except to the extent approved by the Court pursuant to the Act or any other statute, if such approval is required pursuant to such legislation. If such approval is required, the Company shall use all reasonable best efforts to procure such approval. The determination of any action, suit or proceeding by judgment, order, settlement, conviction or otherwise shall not, of itself, create a presumption that the Indemnified Party did not act honestly and in good faith and in the best interests of the Company or Affiliate Company and, with respect to any action or proceeding that is not a civil action or proceeding, did not have reasonable grounds to believe that the Indemnified Party’s conduct was lawful.

2.05	In respect of any action or proceeding by or on behalf of the Company to procure a judgment in its favour against the Indemnified Party, in respect of which the Indemnified Party is made a party because of the Indemnified Party’s association with the Company, the Company shall make application, at its expense, for the approval of a court of competent jurisdiction to advance monies to the Indemnified Party for costs, charges and expenses reasonably incurred by the Indemnified Party in connection with such action and to indemnify and save harmless the Indemnified Party for such costs, charges and expenses of such action, provided the Indemnified Party fulfils the conditions set out in Sections 2.03 and 2.04 above and provided that such indemnification or advance is not prohibited under any applicable statute and provided the Indemnified Party is obligated to repay such funds advanced if the Indemnified Party ultimately does not fulfil the conditions set out in Sections 2.03 and 2.04 above.

2.06	No action or proceeding brought or instituted under this Agreement and no recovery pursuant thereto shall be a bar or defence to any further action or proceeding which may be brought under this Agreement.

2.07	The provisions of this section 2 shall apply to all actions and proceedings, whether such action or proceeding is in respect of facts arising before or subsequent to the effective date of this Agreement.

3.	Payment of Expenses

3.01	Subject to Section 2.05 of this Agreement, the Company may, at the request of the Indemnified Party, advance to the Indemnified Party sufficient funds, or arrange to pay on behalf of or reimburse the Indemnified Party for any costs, charges or expenses reasonably incurred by the Indemnified Party in investigating, defending, appealing, preparing for, providing evidence in or instructing and receiving the advice of the Indemnified Party’s counsel or other professional advisors in regard to any Claim or other matter for which the Indemnified Party may be entitled to an indemnity or reimbursement under this Agreement, and such amounts shall be treated as a non-interest bearing advance or loan to the Indemnified Party, pending approval of the Company and the Court (if required), to the payment thereof as an indemnity and provided that the Indemnified Party fulfils the conditions set out in Sections 2.01(a) and (b) above. In the event it is ultimately determined by a Court of competent jurisdiction that the Indemnified Party did not fulfill the conditions set out in Sections 2.01 (a) and (b) above, or that the Indemnified Party was not entitled to be fully so indemnified, such loan or advance, or the appropriate portion thereof shall, upon written notice of such determination being given by the Company to the Indemnified Party detailing the basis for such determination, be repayable on demand and shall bear interest from the date of such notice at the prime rate prescribed from time to time by the Company’s principal commercial bank. The Company shall not make any payments referred to in this Section 3.01 unless the Company first receives from the Indemnified Party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the Act, the Indemnified Party will repay the amounts advanced or reimbursed.

3.02	In the event that, after the final disposition of an action or proceeding, the Indemnified Party has not been reimbursed or has only been partially reimbursed for expenses actually and reasonably incurred in respect of an action or proceeding, and the Indemnified Party is wholly successful, on the merits or otherwise, in the outcome of the action or proceeding or is substantially successful on the merits in the outcome of such action or proceeding, then the Company shall pay to the Indemnified Party an amount equal to the expenses actually and reasonably incurred less the amount, if any, which has been reimbursed.

4.	Non-Exclusive Indemnification

4.01

The indemnification provided by this Agreement shall not exclude any separate rights of indemnification to which the Indemnified Party may otherwise be entitled under the Articles of the Company, or any valid and lawful agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the Indemnified Party’s official capacity and as to action in another capacity while holding such office, and such separate rights of indemnification shall continue if the Indemnified Party has ceased to be a director or officer of the Company or Affiliate Company and shall enure to the benefit of the heirs, executors and administrators of the Indemnified Party.

5.	Compliance with the Act

5.01	To the extent that the terms of this Agreement are contrary to the provisions of the Act, as amended from time to time, or other applicable laws, the terms of this Agreement shall be deemed to be amended to comply therewith (it being understood that nothing contained herein shall be considered to impose an obligation upon the Company which it is prohibited from complying with by virtue of such legislation).

6.	Notice of Proceedings

6.01	The Indemnified Party and the Company each agree to give notice to the other in writing as soon as is reasonably practicable after:

(a)	being served with any statement of claim, writ, notice of motion, indictment or other document commencing or continuing any civil, criminal or administrative action or proceeding naming the Indemnified Party as a party; or

(b)	receiving notice of any such threatened civil, criminal or administrative action or proceeding or alleged wrongdoing against the Indemnified Party,

which arises by reason of the Indemnified Party being or having been a director or officer of the Company or Affiliated Company provided, however, that the failure of the Indemnified Party to give such notice to the Company shall not adversely affect the Indemnified Party’s rights under this Agreement except to the extent that the Company shall have been materially prejudiced as a direct result of such failure.

7.	Rights to Retain Other Counsel

7.01	Upon receipt of notice from the Indemnified Party pursuant to Section 6 above, the Company agrees to promptly retain counsel who shall be reasonably satisfactory to the Indemnified Party to represent the Indemnified Party in such matter. The Indemnified Party shall have the right to retain other counsel to act on the Indemnified Party’s behalf and the fees and disbursements of such other counsel shall be paid by the Company if:

(a)	the Indemnified Party and the Company or an Affiliate Company have mutually agreed to the retention of such other counsel;

(b)	the named parties to any such action, claim, demand or proceeding (including any added third, or interpleaded parties) include the Company or an Affiliate Company and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (including the availability of different defences); or

(c)	the Company has not retained reasonably satisfactory counsel for the Indemnified Party within ten (10) business days of any receipt of notice pursuant to Section 6 above.

8.	Indemnified Party to Cooperate

8.01	The Indemnified Party agrees to give the Company and any Affiliate Company such information and cooperation as may be reasonably required by same from time to time in respect of all matters contemplated by this Agreement.

9.	Notices

9.01	Any notice, direction, request or other communication required or contemplated by any provision herein will be given in writing and will be given by delivery or faxing same to the Indemnified Party or the Company, as the case may be, as follows:

(a)	if to the Indemnified Party, at:

—

Fax No.  —

(b)	if to the Company, at:

Suite 301 – 2389 Health Sciences Mall, UBC

Vancouver, BC V6T 1Z4

Attention:—

Fax. No. (604) 909-2538

Any such notice, direction, request or other communication will be deemed to have been given or made on the date on which it was delivered or, in the case of fax, on the next business day after receipt of transmission. Either party may change its fax number or address for service from time to time by written notice in accordance with this section.

If the Company receives notice from any other source of any matter which the Indemnified Party would otherwise be obligated hereunder to give notice to the Company, then the Indemnified Party shall be relieved of his obligation hereunder to give notice to the Company, provided the Company has not suffered any material damage from the failure of the Indemnified Party to give notice as herein required.

10.	Miscellaneous

10.01	Each of the covenants and provisions hereof is severable from every other covenant and provision and the invalidity or unenforceability of any one or more covenants and provisions of this Agreement shall not affect the validity or enforceability of the remaining covenants and provisions hereof.

10.02	This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors and assigns. None of the parties hereto may assign their rights or obligations under this Agreement without the prior written consent of the other party hereto.

10.03	This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

10.04	The liability of the Company under this Agreement shall not be affected, discharged, impaired, mitigated or released by reason of the discharge or release of the Indemnified Party in any bankruptcy, insolvency, receivership or other similar proceeding of creditors.

10.05	This Agreement constitutes the complete agreement between the parties and with respect to subject matter treated herein and shall not be varied in its terms by oral agreement, representation or otherwise except an instrument or instruments in writing dated subsequent to the date hereof and executed by the parties, and this Agreement supercedes all prior agreements, memoranda, correspondence, communication, negotiations or representations, whether oral or written, express or implied, between the parties with respect to the subject matter. For greater certainty, the rights of the Indemnified Party under this Agreement shall not be prejudiced or impaired by permitting or consenting to any assignment in bankruptcy, receivership, insolvency or any other creditor’s proceedings of or against the Company or by the winding-up or dissolution of the Company.

10.06	This Agreement was prepared by the solicitors for the Company. The Indemnified Party has been asked to obtain independent legal advice before signing this Agreement and the Indemnified Party represents, by signing this Agreement that the Indemnified Party has obtained such advice or the Indemnified Party has declined to seek independent legal advice on this Agreement, despite having been given the opportunity to do so.

IN WITNESS WHEREOF the parties have executed this Agreement.

SIGNED, SEALED AND DELIVERED by — in the presence of:	) ) ) ) ) ) ) ) ) )

Name
—
Address

Occupation

NEUROMED PHARMACEUTICALS LTD.

Per:
Authorized Signatory